Exhibit 5.1

Our Ref: MYN:917209

25 September 2020

The Directors Naked Brand Group Limited Building 7C, 2 Huntley Street Alexandria NSW 2015 Australia

Dear Sirs

Naked Brand Group Limited

We have been requested to provide a legal opinion in respect to the issue by Naked Brand Group Limited (Company) of ordinary shares in accordance with the Company’s Form 6-K (Form 6-K) to be filed with the United States Securities and Exchange Commission (SEC) pursuant to Rule 13a-16 or 15d-16 of the Securities Exchange Act of 1934, as amended, and incorporated by reference into the prospectus supplement dated September 25, 2020 (Prospectus Supplement) to the Registration Statement on Form F-3 (File No. 333-232229) (Registration Statement) covering the Offering (as defined in the Form 6-K for the month of September 2020 with commission file number 001-38544).

1.	Documents

We have examined and relied on copies, drafts or conformed copies of the following documents:

(a)	a draft of the Form 6-K (excluding exhibits);

(b)	a search in respect of the Company of the companies database maintained by the Australian Securities and Investments Commission as at 25 September 2020;

(c)	the Certificate of Registration dated 11 May 2017, which certifies that the Company is a registered company under the Corporations Act 2001 (Cth) and is taken to be registered in the State of New South Wales in Australia;

(d)	the Certificate of Registration on Change of Name dated 13 June 2018, which certifies that the Company changed its name to Naked Brand Group Limited on the date of such certificate;

(e)	the Constitution of the Company;

(f)	a special resolution of the sole shareholder of the Company dated 19 June 2018 whereby the Company adopted the Constitution referred to in paragraph 1(e) above;

(g)	resolutions of directors of the Company relating to matters described in the Form 6-K.

Level 14, Australia Square, 264-278 George Street, Sydney NSW 2000 Australia	Telephone +61 2 9334 8555	Adelaide Brisbane Canberra Melbourne
GPO Box 5408, Sydney NSW 2001 Australia DX 129 Sydney	Facsimile 1300 369 656 (Australia) +61 2 8507 6584 (International) hwlebsworth.com.au	Norwest Perth Sydney
ABN 37 246 549 189

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2.	Opinion

On the basis of the assumptions, qualifications and terms set out in this opinion, we are of the opinion that:

(a)	(incorporation) the Company is a corporation duly registered and validly existing under the Corporations Act 2001 (Cth) and is capable of suing and being sued in its corporate name; and

(b)	(Ordinary Shares validly issued) when the Company’s ordinary shares in respect of the Offering (Securities) have been issued, sold and paid in accordance with the Constitution of the Company and registered in the Register of Members of the Company, such Securities will be validly issued, fully paid and non-assessable.

3.	Assumptions

We have assumed:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all non-original or incomplete documents submitted to us;

(c)	the Register of Members of the Company is up to date and has been correctly completed in accordance with the Constitution of the Company and the Corporations Act 2001 (Cth);

(d)	the Register of Warrants of the Company is up to date and has been correctly completed in accordance with the Constitution of the Company and the Corporations Act 2001 (Cth);

(e)	the board of directors of the Company has approved the allotment and issue of the Securities in accordance with the Constitution of the Company;

(f)	upon issue, each holder of the Securities will have fully paid the amount payable to the Company for their Securities;

(g)	that any document recording the authorisation of the transactions contemplated by the Form 6-K, including the issue of the Securities, is a true, complete and accurate record of an authorisation which is valid in all respects;

(h)	that all authorisations, approvals or licences required under any law (including any Relevant Law (as defined below)) for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Form 6-K have been obtained, remain valid and subsisting and have been complied with;

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(i)	that no law or official directive of any jurisdiction, other than a Relevant Jurisdiction (as defined below), affects any of the opinions expressed;

(j)	that the implementation of the transactions or matters contemplated by the Form 6-K will not involve an illegal purpose under any law, including any Relevant Law (as defined below);

(k)	the Securities have been, or will be, duly registered, and will continue to be registered, in the Company’s Register of Members;

(l)	the details revealed by our search of public registers maintained by governmental or other regulatory authorities are true and correct and up to date at the date of our search and have been properly and accurately recorded in those registers by those authorities. We note that ASIC expressly disclaims any liability arising from the use of its service;

(m)	that the Form 6-K has not been amended in any material respect to the draft provided to us and that it was duly filed with the SEC;

(n)	insofar as any obligation under any document examined is to be performed in any jurisdiction other than a Relevant Jurisdiction (as defined below), its performance will not be illegal or unenforceable under the law of that jurisdiction;

(o)	that the formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

4.	Qualifications

This opinion is subject to the following qualifications:

(a)	this opinion is given only in respect to the laws of the Commonwealth of Australia in force as at 9:00am (AEST) on the date of this opinion (Relevant Jurisdiction); and

(b)	we express no opinion as to:

(i)	the laws of any jurisdictions other than the laws of the Relevant Jurisdiction (Relevant Law);

(ii)	the implications of any pending or foreshadowed legislative amendment or proposal in the Relevant Jurisdiction;

(iii)	factual or commercial matters; or

(iv)	taxation, including the effect of any Relevant Laws relating to taxation (including, without limitation, the imposition or payment of any stamp duty in connection with the transactions contemplated in the Form 6-K).

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5.	Benefit and reliance

5.1	This opinion is issued to the Company only for the Company’s sole benefit and may not, without our prior written consent, be:

(a)	used or relied on by another person or used or relied upon for any other purpose. We expressly exclude any duty to any person other than the addressee in relation to this opinion, unless otherwise agreed by us in writing;

(b)	transmitted or disclosed to another person, except:

(i)	to persons who in the ordinary course of the Company’s business have access to the Company’s papers and records on the basis that they will make no further disclosure;

(ii)	if required by law or in accordance with an official directive; or

(iii)	in connection with any litigation in relation to the documents mentioned in this document; or

(c)	filed with a government or other agency or person or quoted or referred to in a public document.

5.2	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

5.3	No assumption or qualification in this opinion limits any other assumption or qualification in it.

5.4	We have not provided, and are not required to provide, advice on the legal effect of any of the assumptions or qualifications in this opinion. Persons entitled to rely on this opinion should obtain their own legal advice on the effect, completeness and extent of application of those assumptions and qualifications.

This opinion is governed by the laws of New South Wales, Australia. We are under, and assume, no obligation to inform you of, or advise you on, any future changes to these or any other laws.

We hereby consent to the use of this opinion as an exhibit to the Form 6-K, which is incorporated by reference into the Registration Statement, and to the use of our name as your counsel and to all references made to us in the Prospectus Supplement and Registration Statement.

Yours faithfully

HWL Ebsworth Lawyers Partner: Matthew Nelson

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